UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 19, 2008
JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events
On May 30, 2008, BSC Merger Corporation, a wholly-owned subsidiary of JPMorgan Chase & Co. merged with The Bear Stearns Companies, Inc. (“Bear Stearns”) pursuant to the Agreement and Plan of Merger, dated as of March 16, 2008, as amended March 24, 2008, and Bear Stearns became a wholly-owned subsidiary of JPMorgan Chase (“the merger”). As a result of the merger, each outstanding share of Bear Stearns common stock was converted into the right to receive 0.21753 shares of JPMorgan Chase common stock. The merger was accounted for using the purchase method of accounting under U.S. generally accepted accounting principles.
Unaudited pro forma combined financial information for the nine months ended September 30, 2008, and the year ended December 31, 2007, presenting the results of operations of the Firm as they may have appeared if the merger had been completed on January 1, 2007, is set forth in this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma combined financial information for the nine months ended September 30, 2008, and the year ended December 31, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

(Registrant)

By:	/s/ Louis Rauchenberger Louis Rauchenberger

Managing Director and Controller
[Principal Accounting Officer]
Dated: November 19, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma combined financial information for the nine months ended September 30, 2008, and the year ended December 31, 2007

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